Exhibit 99.1

ReShape Lifesciences™ Reports First Quarter 2022 Financial Results and Provides Corporate Update

March 2022 Revenues Exceeded January’s and February’s, Combined, Indicating DTC Campaign and Other Visibility Activities are Driving Significant Demand for Lap-Band® Procedures

Conference Call to be Held at 8:30 am ET Today

SAN CLEMENTE, Calif., May 23, 2022 -- ReShape Lifesciences Inc. (Nasdaq: RSLS), the premier physician-led weight loss and metabolic health-solutions company, today reported financial and operating results for the first quarter ended March 31, 2022 and provided a corporate strategic update.

First Quarter Highlights and Accomplishments

●	Ongoing, direct-to-consumer (DTC) marketing campaign continues to be successful in driving demand, filling surgeons’ patient pipeline for Lap-Band® procedures
●	As the COVID-19 Omicron variant subsided in the latter part of the first quarter, March 2022 revenues eclipsed those of January and February, combined
●	Robust trend in Lap-Band® sales continues, evidenced by weekly sales growth into April and May
●	Vern Vincent, Senior Director, Global Professional Education and Medical Affairs, to be recognized as this year’s Distinguished Industry Partner at the American Society for Metabolic and Bariatric Surgery (ASMBS) 2022 LEAD Gala and Awards
●	Following the presentation of the Lap-Band® Program and supportive reshapecare™ Virtual Health Coaching Platform to bariatric surgeons, allied health professionals and fellows, at the ASMBS Leadership Academy and re-UNITED Meeting in January, ReShape will facilitate the training of the next generation of bariatric surgeons at the ASMBS annual conference in June

“The emergence of the fast-spreading COVID-19 Omicron variant in late 2021 led to the closing of a significant number of bariatric centers, thus, severely limiting elective surgeries, nationwide, during the first few months of 2022, which deferred revenues during the quarter,” stated Bart Bandy, President and Chief Executive Officer of ReShape Lifesciences™. “That said, as the restrictions on elective procedures were subsequently lifted, we began to see a solid uptick in sales. We were particularly encouraged by our revenue generation in March, which eclipsed our sales in January and February, combined. Importantly, this positive revenue trend has extended into the second quarter and we expect that practices will work through any patient backlogs and the company will see continued sales growth throughout the year, buoyed by the success of our multi-tiered, DTC marketing campaign which is driving increased patient demand. This year, over 40 bariatric surgeons have approached us for recertification and we are receiving a steady flow of requests for refresher programs from existing accounts every week. We are extremely fortunate to have Vern Vincent, recipient of the ASMBS’ 2022

Distinguished Industry Partner Award, facilitating the training of these accounts and the  next generation of bariatric surgeons, including Bariatric Fellows, on the benefits of the Lap-Band®.

“Given the level of renewed interest in the Lap-Band® from key industry organizations, bariatric surgeons and consumers, alike, we are enthusiastic about the road ahead. Understanding that the four-to-six-month mandatory waiting period required by insurers for bariatric or weight loss procedures, including the Lap-Band®, represents an anticipated interval between early patient engagement and scheduled procedures, we are just at the cusp of reaping the benefits of our DTC marketing campaign, which we plan to expand throughout the year by integrating targeted digital media marketing with our current television and print campaign. We are optimistic that the upward trend in sales we are experiencing will continue as we expand visibility and demand for the Lap-Band®.”

First Quarter Ended March 31, 2022 Financial and Operating Results

Revenue totaled $2.4 million for the three months ended March 31, 2022, which represents a contraction of 24.2%, or $0.8 million compared to the same period in 2021. The decline is primarily attributable to the emergence, in late 2021 of the fast-spreading Omicron variant of COVID-19, resulting in a marked rise in global cases, causing a significant number of bariatric centers to close from December 2021 through February 2022. During March 2022, the Company experienced a significant increase in revenue compared to January and February 2022, as the Omicron variant began to subside. The Company expects its revenue will continue to increase through the remainder of 2022, as it has witnessed a significant growth in web traffic and doctor consultations, attributable to the DTC marketing campaign the Company launched during the fourth quarter of 2021.

Gross Profit for the three months ended March 31, 2022 was $1.2 million, compared to $2.3 million for the same period in 2021, a decrease of $1.1 million. Gross profit as a percentage of total revenue for the three months ended March 31, 2022, was 50.0% compared to 70.9% for the same period in 2021. The decrease in gross profit margin is primarily due to a reduction in revenue for the quarter combined with certain department expenses, which are more fixed in nature, such as payroll related expenses, consulting fees, depreciation, along with increased freight costs.

Sales and Marketing Expenses for the three months ended March 31, 2022 increased by $3.5 million, or 276.6%, to $4.7 million, compared to $1.2 million for the same period in 2021. The increase is primarily due to an increase in advertising and marketing costs of $2.8 million, as the Company launched its DTC marketing campaign during the fourth quarter of 2021, and expanded this campaign during the first quarter of 2022, increasing its presence within video, print and social media platforms. In addition, the Company had an increase in payroll related expenses of $0.6 million, as it continued to strengthen the commercial organization and hired a senior VP of Commercial Operations. Additionally, in the first quarter of 2022, the Company had an increase of travel expenses of $0.1 million, primarily due to relaxing of COVID-19 restrictions.

General and Administrative Expenses for the three months ended March 31, 2022 increased by $1.4 million, or 53.1%, to $4.1 million, compared to $2.7 million for the same period in 2021. The increase is primarily due to an increase of $0.5 million in stock-based compensation expense related to the issuance during the third quarter of 2021 of both RSUs and stock options. In addition, the Company had an increase in payroll related expenses of $0.3 million, due primarily to increases in salaries. The Company had an increase in legal and patent fees of $0.2 million, primarily related to a legal settlement during the first quarter of 2022. There was an increase in audit, consulting, legal and other professional services of $0.1 million. The Company had increases of $0.2 million and $0.1 million, in rent and facilities, and insurance respectively, directly attributable to the merger with Obalon.

Research and Development Expenses for the three months ended March 31, 2022, increased by $0.2 million, or 31.0%, to $0.8 million, compared to $0.6 million for the same period in 2021. The increase is due to an increase of $0.2 million in payroll related expenses.

Non-GAAP adjusted EBITDA loss was $7.0 million for the three months ended March 31, 2022 compared to a loss of $1.7 million for same period last year, which includes a $2.0 million loss on extinguishment of debt. The increase is primarily related to an increase in stock based compensation expense. The $7.0 million loss also includes the previously announced upfront marketing investment of $2.8 million for the Company’s direct-to-consumer advertising campaign. As a result of the upfront marketing investment, revenues were delayed due to the mandatory wait period of a minimum of 4-6 months for insurance verification.

Cash and Cash Equivalents were $15.5 million as of March 31, 2022. Of note, the Company eliminated all debt from the balance sheet including $10.5 million term debt with an institutional investor and the final, $3 million, obligation to Apollo Endosurgery for the purchase of the Lap-Band® in December of 2018. Additionally, $6.0 million in professional service and investment banking fees were paid related to the Obalon merger.

Conference Call Information

Management will post a webcast at 8:30 am ET, today. A link to the webcast will be available on the “Events and Presentations” section of ReShape’s website at: https://ir.reshapelifesciences.com/events-and-presentations.

An archived replay will also be available on the “Events and Presentations” section of ReShape’s website at: https://ir.reshapelifesciences.com/events-and-presentations.

About ReShape Lifesciences™

ReShape Lifesciences™ is America's premier weight loss and metabolic health-solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® Program provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational (outside the U.S.) minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery. It helps enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy. reshapecare™ is a virtual weight-management program that supports lifestyle changes for all weight-loss patients led by board certified health coaches to help them keep the weight off over time. The recently launched ReShape Marketplace™ is an online collection of quality wellness products curated for all consumers to help them achieve their health goals. For more information, please visit www.reshapelifesciences.com

Forward-Looking Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. Forward-looking statements in this press release include statements about our expectation that the marketing campaign should continue to promote increased demand for Lap-Band® procedures and, thus, potentially a significant increase in revenues for ReShape. These and additional risks and uncertainties are described more fully in the company's filings with the Securities and Exchange Commission, including those factors identified as "risk factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Disclosures

In addition to the financial information prepared in conformity with GAAP, we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments, and amortization methods, which provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented in this release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Adjusted EBITDA

Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, changes in fair value of liability warrants and other one-time costs. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

CONTACTS
ReShape Lifesciences Investor Contact:
Thomas Stankovich
Chief Financial Officer
949-276-6042
ir@ReShapeLifesci.com

Investor Relations Contact:

Rx Communications Group

Michael Miller

(917)-633-6086

mmiller@rxir.com

RESHAPE LIFESCIENCES INC.

Consolidated Balance Sheets

(dollars in thousands; unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$15,410	$22,765
Restricted cash	50	50
Accounts and other receivables	2,410	2,815
Inventory	3,998	3,003
Prepaid expenses and other current assets	1,759	1,622
Total current assets	23,627	30,255
Property and equipment, net	1,371	1,454
Operating lease right-of-use assets	524	266
Other intangible assets, net	20,371	20,827
Other assets	1,377	1,456
Total assets	$47,270	$54,258
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,598	$3,468
Accrued and other liabilities	3,463	3,169
Warranty liability, current	649	415
Operating lease liabilities, current	441	279
Total current liabilities	8,151	7,331
Operating lease liabilities, noncurrent	86	—
Warranty liability, noncurrent	41	300
Deferred income taxes	367	555
Total liabilities	8,645	8,186
Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Series C convertible preferred stock	—	—
Common stock	19	18
Additional paid-in capital	623,652	622,906
Accumulated deficit	(584,975)	(576,760)
Accumulated other comprehensive loss	(71)	(92)
Total stockholders’ equity	38,625	46,072
Total liabilities and stockholders’ equity	$47,270	$54,258

RESHAPE LIFESCIENCES INC.

Consolidated Statements of Operations

(dollars in thousands, except share and per share amounts; unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$2,440	$3,221
Cost of revenue	1,222	937
Gross profit	1,218	2,284
Operating expenses:
Sales and marketing	4,707	1,250
General and administrative	4,163	2,720
Research and development	748	571
Total operating expenses	9,618	4,541
Operating loss	(8,400)	(2,257)
Other expense (income), net:
Interest expense, net	(1)	599
Loss on extinguishment of debt, net	—	1,960
Other, net	(11)	—
(Gain) Loss on foreign currency exchange, net	(16)	33
Loss before income tax provision	(8,372)	(4,849)
Income tax (benefit) expense	(157)	25
Net loss	$(8,215)	$(4,874)
Net loss per share - basic and diluted:
Net loss per share - basic and diluted	$(0.44)	$(1.24)
Shares used to compute basic and diluted net loss per share	18,539,568	3,927,986

The following table contains a reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders for the three months ended March 31, 2022 and 2021 (in thousands).

	Three Months Ended March 31,
	2022	2021
GAAP net loss	$(8,215)	$(4,874)
Adjustments:
Interest expense, net	(1)	599
Income tax expense (benefit)	(157)	25
Depreciation and amortization	550	418
Stock-based compensation expense	747	101
Loss on extinguishment of debt, net	—	1,960
Non-GAAP loss	$(7,076)	$(1,771)